Exhibit 99.2
Photon Dynamics Inc.
2006 Non-Employee Directors’ Stock Incentive Plan
RESTRICTED STOCK UNIT AGREEMENT
1. TERMS OF RESTRICTED STOCK UNIT
Pursuant to your Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (this “Agreement”), Photon Dynamics, Inc. (the “Company”) has granted you Restricted Stock Units (“RSUs”) under its 2006 Non-Employee Directors’ Stock Incentive Plan (the “Plan”) with respect to the number of shares of the Company’s Common Stock indicated in your Grant Notice. Defined terms not explicitly defined in this Restricted Stock Unit Agreement but defined in the Plan shall have the same definitions as in the Plan. Your Grant Notice, this Agreement and the Plan constitute the entire understanding between you and the Company regarding the RSUs.
2. VESTING OF RSUs
Subject to the terms of this Agreement and the Plan, your RSUs will vest as provided in your Grant Notice, provided that except to the extent expressly provided herein, vesting will cease upon the termination of your Continuous Service for any reason. If a vesting date falls on a weekend or any other day which is not a Trading Day, affected RSUs shall vest on the next following Trading Day. The number of shares of Common Stock into which RSUs convert as specified in the Grant Notice shall be adjusted for stock splits and similar matters as specified in and pursuant to the Plan.
3. CONVERSION INTO COMMON STOCK
Shares of Common Stock will be issued or become free of restrictions as soon as practicable following vesting of the RSUs (or such later date to the extent the Company has permitted you to defer delivery of your shares and you have made a valid election), provided that you have satisfied your tax withholding obligations as specified in this Agreement and you have completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the shares of Common Stock. The shares of Common Stock will be issued in your name (or may be issued to your executor or personal representative, in the event of your death or Disability), and may be effected by recording shares on the stock records of the Company or by crediting shares in an account established on your behalf with a brokerage firm or other custodian, in each case as determined by the Company. In no event will the Company be obligated to issue a fractional share.
Notwithstanding the foregoing, (i) the Company shall not be obligated to deliver any shares of the Common Stock during any period when the Company determines that the conversion of a RSU or the delivery of shares hereunder would violate any federal, state or other applicable laws and/or may issue shares subject to any restrictive legends that, as determined by the Company’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.
4. TERMINATION OF SERVICE; DEATH, DISABILITY
(a) Except as expressly provided otherwise in this Agreement, if your Continuous Service with the Company terminates for any reason, whether voluntarily or involuntarily, all RSUs not then vested shall be cancelled on the date of such termination of Continuous Service.
(b) Notwithstanding the foregoing clause (a), if you die or become Disabled while in Continuous Service with the Company, your RSUs will become immediately vested to the extent such RSUs would have become vested within 12 months after the date of death or Disability, as applicable.
5. TAX WITHHOLDING
RSUs are taxable upon vesting based on the market value on the date of vesting. To the extent required by applicable federal, state or other law, you shall make arrangements satisfactory to the Company for the payment and satisfaction of any income tax, social security tax, payroll tax, or payment on account of other tax related to withholding obligations that arise by reason of vesting of a RSU and, if applicable, any sale of shares of the Common Stock (whichever is applicable). The Company shall not be required to issue or lift any restrictions on shares of the Common Stock pursuant to your RSUs or to recognize any purported transfer of shares of the Common Stock until such obligations are satisfied.
Unless provided otherwise by the Committee, these obligations will be satisfied by the Company withholding a number of shares of Common Stock that would otherwise be issued under the RSUs that the Company determines has a Market Value sufficient to meet the tax withholding obligations. In the event that the Committee provides that these obligations will not be satisfied under the method described in the previous sentence, you authorize any successor plan administrator, to sell a number of shares of Common Stock that are issued under the RSUs, which the Company determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and to pay such tax withholding to the Company. The shares may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. For this purpose, “Market Value” will be calculated as the average of the highest and lowest sales prices of the Common Stock as reported by NASDAQ on the day your RSUs vest. The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty.

You are ultimately liable and responsible for all taxes owed by you in connection with your RSUs, regardless of any action the Company takes or any transaction pursuant to this Section with respect to any tax withholding obligations that arise in connection with the RSUs. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the RSUs or the subsequent sale of any of the shares of Common Stock underlying the RSUs that vest. The Company does not commit and is under no obligation to structure the RSU program to reduce or eliminate your tax liability.
6. RIGHTS AS A STOCKHOLDER
Your RSUs may not be otherwise transferred or assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, and may not be subject to execution, attachment or similar process. Any attempt to transfer, assign, hypothecate or otherwise dispose of your RSUs other than as permitted above, shall be void and unenforceable against the Company.
You will have the rights of a stockholder only after shares of the Common Stock have been issued to you following vesting of your RSUs and satisfaction of all other conditions to the issuance of those shares as set forth in this Agreement. RSUs shall not entitle you to any rights of a stockholder of Common Stock, except as otherwise determined by the Board. RSUs shall remain terminable pursuant to this Agreement at all times until they vest. As a condition to having the right to receive shares of Common Stock pursuant to your RSUs, you acknowledge that unvested RSUs shall have no value for purposes of any aspect of your relationship with the Company.
7. RSU NOT A SERVICE CONTRACT
Neither this Agreement nor any RSU is an employment or service contract, and nothing in this Agreement or your RSU shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment or service. In addition, nothing in this Agreement or your RSU shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate. RSUs are not part of your contract (if any) with the Company, your normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.

8. DISPUTES
Any question concerning the interpretation of this Agreement, your Grant Notice, the RSUs or the Plan, any adjustments required to be made thereunder, and any controversy that may arise under this Agreement, your Grant Notice, the RSUs or the Plan shall be determined by the Committee (including any person(s) to whom the Committee has delegated its authority) in its sole and absolute discretion. Such decision by the Committee shall be final and binding.
9. AMENDMENTS
The Plan and RSUs may be amended or altered by the Board to the extent provided in the Plan.
10. DATA PRIVACY
You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You hereby understand that the Company holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You hereby understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You hereby understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired under your RSUs. You hereby understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You hereby understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You hereby understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you hereby understand that you may contact the human resources representative responsible for your country at the local or regional level.
11. THE PLAN AND OTHER TERMS; OTHER MATTERS
(a) Certain capitalized terms used in this Agreement are defined in the Plan. Any prior agreements, commitments or negotiations concerning the RSUs are superseded by this Agreement and your Grant Notice. You hereby acknowledge that a copy of the Plan has been made available to you.
Your RSUs are subject to all the provisions of the Plan, the provisions of which are hereby made a part of your RSUs, and are further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.
The grant of RSUs to an individual in any one year, or at any time, does not obligate the Company or any Subsidiary to make a grant in any future year or in any given amount and should not create an expectation that the Company or any Subsidiary might make a grant in any future year or in any given amount.
(b) To the extent that the grant of RSUs refers to the Common Stock of the Company, and as required by the laws of your country of residence or service, only authorized but unissued shares thereof shall be utilized for delivery upon vesting in accord with the terms hereof.
(c) Notwithstanding any other provision of this Agreement, if any changes in the financial or tax accounting rules applicable to the RSUs covered by this Agreement shall occur which, in the sole judgment of the Committee, may have an adverse effect on the reported earnings, assets or liabilities of the Company, the Committee may, in its sole discretion, modify this Agreement or cancel and cause a forfeiture with respect to any unvested RSUs at the time of such determination.
(d) Notwithstanding any other provision of this Agreement, the Grant Notice or the Plan to the contrary, if, at the time of your termination of service with the Company, you are a “specified employee” (as defined in Section 409A of the Code), and one or more of the payments or benefits received or to be received by you pursuant to the RSUs would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided under the RSUs until the earliest of (A) the date which is six months after your “separation from service” for any reason, other than death or “disability” (as such terms are used in Section 409A (a)(2) of the Code), (B) the date of your death or “disability” (as such term is used in Section 409A (a)(2)(C) of the Code) or (C) the effective date of a “change in the ownership or effective control” of the Company (as such term is used in Section 409A (a)(2)(A)(v) of the Code). The provisions of this Section shall only apply to the extent required to avoid your incurrence of any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder. In addition, if any provision of the RSUs would cause you to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform such provision to maintain the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.
(e) The law of the state of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.
(g) Copies of Photon Dynamics, Inc. Annual Report to Stockholders for its latest fiscal year and Photon Dynamics, Inc. latest quarterly report are available, without charge, at the Company’s business office.